UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2020

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 6, 2020 Tautachrome Inc. executed a full and comprehensive mutual release and settlement agreement (the “Settlement”) of all matters in dispute between Eric L McRae (“McRae”) and the Company.

The Company, believing that all the allegations made by McRae in this dispute were fabricated and aimed at doing harm, has vigorously defended itself and believes that if action were to have continued it would have prevailed in every instance. Despite this belief, to save legal expense the Company in 2018 made a good faith settlement offer to McRae, offering him 50,000,000 shares in settlement of all outstanding legal actions. (the “Offer”).

On January 14, 2020 McRae unexpectedly passed away. Upon his death the Offer became acceptable to McRae’s estate (the “Estate”), and the Company and the Estate on May 6, 2020 executed the Settlement in accordance with the Offer.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: May 8, 2020	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

3